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                                                                EXHIBIT 23.02

                        Consent of Coopers & Lybrand L.L.P.

                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated December 5, 1997, except for Note 23, as to which the date is January 22, 1998, on our audits of the consolidated financial statements of Keebler Foods Company appearing in the registration statement on Form S-1 (File No. 333-42075) of Keebler Foods Company filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.



/s/ Coopers & Lybrand L.L.P.

Chicago, Illinois
February 13, 1998